SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.__)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [__]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                        AMBASSADORS INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)


    (name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

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|__| Fee paid previously with preliminary materials.

|__| Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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4) Date Filed:

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

                         AMBASSADORS INTERNATIONAL, INC.
                          Dwight D. Eisenhower Building
                            110 South Ferrall Street
                            Spokane, Washington 99202


                                                                  April 12, 2000

To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Ambassadors International, Inc. (the "Company"), which will be held at 10:00 a.m., local time, on May 12, 2000, at the Company's offices at 1071 Camelback Street, Newport Beach, California 92660. All holders of the Company's outstanding common stock as of the close of business on April 6, 2000, are entitled to vote at the Annual Meeting. Enclosed is a copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy.

         We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the Proxy in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.


                                            Sincerely,



                                            /s/ Jeffrey D. Thomas
                                            ----------------------
                                                Jeffrey D. Thomas
                                                SECRETARY

                         AMBASSADORS INTERNATIONAL, INC.
                          Dwight D. Eisenhower Building
                            110 South Ferrall Street
                            Spokane, Washington 99202
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 12, 2000

                            ------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Ambassadors International, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on May 12, 2000, at the Company's offices at 1071 Camelback Street, Newport Beach, California 92660, for the following purposes:

         1. To elect two (2) Class II directors to hold office for a three-year term and until their respective successors are elected and qualified.

         2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2000.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 6, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.


                                        By Order of the Board of Directors




                                        /s/ Jeffrey D. Thomas
                                        ---------------------
                                        Jeffrey D. Thomas
                                        SECRETARY

Dated: April 12, 2000


PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                         AMBASSADORS INTERNATIONAL, INC.
                          Dwight D. Eisenhower Building
                            110 South Ferrall Street
                            Spokane, Washington 99202

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

                               GENERAL INFORMATION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Ambassadors International, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on May 12, 2000, at the Company's offices at 1071 Camelback Street, Newport Beach, California 92660, and at any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company or by issuance of a subsequent proxy. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

         At the close of business on April 6, 2000, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 9,559,332 shares of Common Stock, $0.01 par value per share ("Common Stock"). Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting. Only stockholders of record at the close of business on April 6, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, the management of the Company is not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to the management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

         Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Neither abstentions nor broker non-votes will be counted for the purposes of determining whether any of the proposals has been approved by the stockholders of the Company, although they will be counted for purposes of determining the presence of a quorum.

         The election of directors requires a plurality of the votes cast by the holders of the Company's Common Stock. A "plurality" means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the annual meeting.

         The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, by telex, or by telephone, by directors, officers, and regular employees of the Company who will not be additionally compensated therefor. It is anticipated that this Proxy Statement and accompanying Proxy will be mailed on or about April 12, 2000 to all stockholders entitled to vote at the Annual Meeting.

         The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below.

                              ELECTION OF DIRECTORS
                           (ITEM I OF THE PROXY CARD)

         The Company has a classified Board of Directors, which is divided into three classes, consisting of two Class I Directors, two Class II Directors, and two Class III Directors. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire on the annual meeting dates. The term of the two Class II Directors, James L. Easton and John A. Ueberroth, will expire at this year's Annual Meeting. The term of the two Class I Directors, Peter V. Ueberroth and Richard D.C. Whilden, will expire at the Annual Meeting of Stockholders to be held in 2001. The term of the two Class III Directors, Rafer L. Johnson and John C. Spence, will expire at the Annual Meeting of Stockholders to be held in 2002.

         At this year's Annual Meeting, two Class II Directors are to be elected. Management's nominees for election at the Annual Meeting as Class II Directors are James L. Easton and John A. Ueberroth. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in the year 2003, and until their successors are elected and qualified. If either nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

         If a quorum is present and voting, the two nominees for Class II Directors receiving the highest number of votes will be elected as Class II Directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

         The table below sets forth for the current directors, including the Class II nominees to be elected at this meeting, certain information with respect to age and background.

                                                                                        Director
Name                                           Position with Company        Age          Since
----                                           ---------------------        ---         --------
CLASS II DIRECTORS CURRENTLY STANDING
FOR RE-ELECTION:

         James L. Easton  .................    Director                      64            1995
         John A. Ueberroth.................    President and Chief           56            1995
                                               Executive Officer

CLASS I DIRECTORS WHOSE TERM EXPIRES AT THE
ANNUAL MEETING TO BE HELD IN 2001:

         Peter V. Ueberroth ...............    Chairman of the Board         62            1995
         Richard D.C. Whilden..............    Director                      66            1995

CLASS III DIRECTORS WHOSE TERM EXPIRES AT THE
ANNUAL MEETING TO BE HELD IN 2002:

         Rafer L. Johnson  ................    Director                      64            1995
         John C. Spence ...................    Director                      70            1995

BUSINESS EXPERIENCE

DIRECTORS AND NOMINEES FOR DIRECTORS

         CLASS II DIRECTORS

         JOHN A. UEBERROTH has served as President, Chief Executive Officer and a director of the Company since 1995. Since 1989, Mr. Ueberroth has been a principal of The Contrarian Group, a business management company. From 1990 to 1993, he served as Chairman and Chief Executive Officer of Hawaiian Airlines. From 1980 to 1989, Mr. Ueberroth served as President of Carlson Travel Group. In addition, Mr. Ueberroth has served as Chairman of the Travel Industry Association of America (1986-1987) and President of the United States Tour Operators Association (1987-1988). He is currently a member of the Board of Directors of GetThere.com (formerly known as Internet Travel Network), in which the Company has a minority interest. Since January 1999, Mr. Ueberroth has also served as Co-Chairman and a director of Scheduled Airlines Traffic Offices, Inc. ("SatoTravel"), in which the Company has purchased a minority interest.

         JAMES L. EASTON has served as a director of the Company since 1995. Since 1973, Mr. Easton has served as Chairman and President of James. D. Easton, Inc. and Easton Sports Inc., a diversified international sporting goods company. He is one of only three United States citizens currently serving as a member of the International Olympic Committee. He also serves as President of Federation Internationale de Tir a l'Arc (FITA-International Archery Federation), is a member of the Board of Visitors of John E. Anderson Graduate School of Management at the University of California at Los Angeles, and is an Executive Board Member of the Salt Lake City Organizing Committee and the U.S. Olympic Committee.

         CLASS I DIRECTORS

         PETER V. UEBERROTH has served as Chairman of the Board of the Company since 1995. Since 1989, Mr. Ueberroth has served as Managing Director of The Contrarian Group, a business management company. He serves as Co-Chairman of The Pebble Beach Company and is a member of the Board of Directors of The Coca-Cola Company and Hilton Hotels Corporation. From 1984 to 1989, Mr. Ueberroth served as the sixth Commissioner of Major League Baseball. From 1979 to 1984, he served as President and Chief Executive Officer of the Los Angeles Olympic Organizing Committee. Mr. Ueberroth founded First Travel Corporation in 1962, and sold it to the Carlson Travel Group in 1979.

         RICHARD D. C. WHILDEN has served as a director of the Company since 1995. Since 1990, Mr. Whilden has been a principal of The Contrarian Group, a business management company. Since March 1998, he has also served as Chairman of the Board, and from March 1998 to March 1999, he served as President and Chief Executive Officer of GetThere.com (formerly known as Internet Travel Network), an Internet software service bureau, in which the Company has a minority interest. From April 1993 to August 1994, Mr. Whilden was the Chairman of the Board of Directors of Caliber Bank in Phoenix, Arizona and, from December 1993 to August 1994, he was the Chief Executive Officer, President and Chairman of the Board of Directors of the bank's holding company,

Independent Bankcorp of Arizona, Inc. In addition, Mr. Whilden remained as a director of the holding company and of the bank until they were sold in 1995. From 1959 to 1989, Mr. Whilden was employed by TRW, Inc., during which time he served as Executive Vice President from 1984 to 1989.

         CLASS III DIRECTORS

         RAFER L. JOHNSON has served as a director of the Company since 1995. Mr. Johnson is a World and Olympic record holder in the decathlon. Mr. Johnson devotes a substantial amount of his time to mentally and physically handicapped children and adults. He has been associated with California Special Olympics since its inception in 1969, served as the President of its Board of Directors for ten years, and currently is Chairman of its Board of Governors. He has been appointed to national and international foundations and Presidential Commissions, with a concentration on youth development. Mr. Johnson also is National Head Coach for Special Olympics International and a member of its Board of Directors, and, in addition, serves on a variety of special boards and committees in the world of sports and community services.

         JOHN C. SPENCE has served as a director of the Company since 1995. He is also a director of American Physicians Network, a manager of cardiology networks. Mr. Spence is also a director of Catheter Innovations, Inc., a manufacturer of intravenous catheters and ports, and a director of Endovascular Instruments, Inc., a manufacturer of medical instruments. Mr. Spence is a member of the Board of Managers of Direct-Link Group LLC, a personal lines insurance agency, and Chairman of Craig Berkman and Associates, which is the managing member of CB Capital LLC, a venture capital fund. From April 1993 to January 1998, Mr. Spence was President of AVCO Insurance Services, a provider of credit and credit related insurance to financial institutions, and served as its Chairman until his retirement in April 1998.

         EXECUTIVE OFFICERS

         JEFFREY D. THOMAS, age 33, has served as Executive Vice President, Chief Financial Officer, Vice President of Finance and Secretary of the Company since January 1996, and from October 1995 to December 1995 he was Assistant Vice President of Finance of the Company. Mr. Thomas also serves as President (since August 1996) of Ambassadors Education Group, Inc., and Vice President, Secretary and Treasurer (since January 1996) of Ambassadors Performance Group, Inc., both wholly-owned subsidiaries of the Company. From July 1994 to October 1995, Mr. Thomas was Director of Business Development for Adia Personnel Services, one of the largest personnel companies in the world. From September 1993 to July 1994, Mr. Thomas was employed by The Contrarian Group, a business management company, and from 1989 to 1993 he was a consultant for Corporate Decisions, Inc., an international business consulting firm. Since January 1999, Mr. Thomas has also served as a director of SatoTravel, in which the Company has purchased a minority interest.

         MARGARET A. SESTERO, age 33, has served as Treasurer of the Company since February, 1999 and Chief Financial Officer of Ambassadors Education Group, Inc. since November 1997. Prior to joining the Company, from 1988 to 1991, Ms. Sestero was in public accounting and employed by Ernst & Young, LLP. From 1991 to 1994, Ms. Sestero was the Financial Reporting Officer for Physio-Control Corporation and, during 1994 and 1995, Ms. Sestero was in public accounting and employed by PricewaterhouseCoopers LLP. Ms. Sestero is a Certified Public Accountant.

         There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

         John A. Ueberroth and Peter V. Ueberroth are brothers. Other than this relationship, there are no family relationships among the directors and executive officers of the Company.

THE BOARD RECOMMENDS A VOTE FOR JAMES L. EASTON AND JOHN A UEBERROTH AS CLASS II DIRECTORS.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         There were five meetings of the Board of Directors, four of which were regularly scheduled meetings, during 1999. The Board of Directors has authorized an Audit Committee and a Compensation Committee. The members of each committee are nominated by the majority vote of the Board of Directors. There is no nominating committee.

         AUDIT COMMITTEE. The Audit Committee makes recommendations for selection of the Company's independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the adequacy of the Company's internal accounting controls and financial management practices. The Audit Committee consists of Messrs. Whilden, Spence and Johnson. There were four meetings of the Audit Committee during 1999.

         COMPENSATION COMMITTEE. The Compensation Committee is responsible for determining compensation for the Company's executive officers and for administering the Company's Incentive Plan. The Compensation Committee consists of Messrs. Peter V. Ueberroth, Easton and Whilden. There were four meetings of the Compensation Committee, and the Compensation Committee took action by unanimous written consent without meeting an additional two times, during 1999. See "Report of Compensation Committee on Executive Compensation."

DIRECTOR COMPENSATION

         Each of the Company's non-employee directors receives fees of $10,000 per year plus $1,000 per board meeting attended. In addition, each director is reimbursed for certain out-of-pocket expenses incurred in connection with attendance at board and committee meetings. Pursuant to the Amended and Restated 1995 Equity Participation Plan of Ambassadors International, Inc. (the "Incentive Plan"), each of the Company's nonemployee directors, on the date they are first elected to the Board, receives a grant of non-qualified stock options to purchase 10,000 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of grant. The directors' options vest in equal annual installments over a four year period.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth the compensation for the Chief Executive Officer and each of the executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended December 31, 1999 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

                                                           Annual Compensation             Long-term Compensation
                                                 -------------------------------------- ---------------------------
                                                                                         Restricted    Securities
                                                                                            Stock      Underlying
Name and Principal Position                         Year      Salary ($)    Bonus($)      Awards($)    Options(1)
------------------------------------------------ ----------- ------------ ------------- ------------- -------------
John A. Ueberroth...........................        1999         150,000      ---           ---            ---
President, Chief Executive Officer                  1998         170,000      ---           ---            ---
                                                    1997         180,000      ---           ---            ---

Jeffrey D. Thomas...........................        1999         142,500    100,000         ---          10,000
Executive Vice President, Chief Financial           1998         120,000    180,000         ---            ---
Officer and Secretary                               1997         120,000     90,000         ---          50,000

Margaret A. Sestero.........................        1999         100,000     40,000         ---            ---
Treasurer                                           1998          90,000     52,000         ---          10,000
                                                    1997          80,000     40,000         ---            ---

----------
(1)      The stock options were granted under the Incentive Plan.

OPTION GRANTS

         During the fiscal year ended December 31, 1999, stock options to purchase 10,000 shares were granted to Jeffrey D. Thomas.

AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

         The following table sets forth information regarding unexercised options held by the Named Executive Officers. No options were exercised during the fiscal year ended December 31, 1999:

                 AGGREGATED OPTION EXERCISE IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                        Number of Unexercised
                                                             Options at                        Value of In-the-Money
                                                           Fiscal Year End                  Options at Fiscal Year End
Name                                                  Exercisable/Unexercisable              Exercisable/Unexercisable
----                                                 ---------------------------           ----------------------------

John A. Ueberroth...........................                      0                                     $0

Jeffrey D. Thomas ..........................                68,750/41,250                         $62,700/$3,130

Margaret A. Sestero ........................                16,250/8,750                            $26,880/$0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Peter V. Ueberroth, Easton and Whilden served as the members of the Compensation Committee during 1999. No executive officer of the Company either served in 1999 or now serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company's Board of Directors or the Compensation Committee.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         This Compensation Committee Report discusses the components of the Company's executive officer compensation policies and programs and describes the bases upon which compensation is determined by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers.

         The Compensation Committee reviews and approves salaries, bonuses, benefits and other compensation for executive officers and key employees of the Company, and it also administers the Incentive Plan. The Compensation Committee is composed of three non-employee directors.

         COMPENSATION PHILOSOPHY. The Compensation Committee endeavors to ensure that the compensation programs for the executive officers of the Company and its subsidiaries are effective in attracting and retaining key executives responsible for the success of the Company and are administered with the long-term interests of the Company and its stockholders in mind. The Compensation Committee seeks to align total compensation for senior management with corporate performance by linking executive compensation directly to individual and team contributions, continuous improvements in corporate performance and stockholder value.

         The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the executive officers. The Compensation Committee considers such corporate performance measures as net income, earnings per share and cash flow, and may vary its quantitative measurements from employee to employee and from year to year. The Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as superior individual performance, new responsibilities or positions within the Company, leadership ability and overall contributions to the Company.

         In order to attract and retain highly qualified executives in the areas in which the Company does business and in recognition of the overall competitiveness of the market for highly qualified executive talent, the Compensation Committee also evaluates the total compensation of the executive officers in light of information regarding the compensation practices and corporate financial performance of other companies in the travel and incentive program businesses.

         In implementing its compensation program for executive officers, the Compensation Committee seeks to achieve a balance between compensation and the Company's annual and long-term budgets and business objectives, encourage executive performance in furtherance of stated Company goals, provide variable compensation based on the performance of the Company, create a stake in the executive officer's efforts by encouraging stock ownership in the Company, and align executive remuneration with the interests of the Company's stockholders.

         COMPENSATION PROGRAM COMPONENTS. The Compensation Committee regularly reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers consist of the following:

         BASE SALARY. Base salaries for executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer's position, and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance. Base salaries are kept within a competitive range for each position, reflecting both job performance and market forces.

         ANNUAL BONUS. There is no formula program for the granting of bonuses, as the Compensation Committee does not believe that this is in the best interests of the stockholders. However, the Compensation Committee considers the granting of annual cash bonuses to the executive officers and grants bonuses when they believe it is warranted. The primary purpose of any such bonus is to reward individual efforts in helping the Company achieve specific budget and performance goals and to adjust overall compensation to remain competitive and continue to retain qualified management. However, bonuses, when granted, relate to the Company's annual budget and overall performance.

         LONG-TERM INCENTIVE COMPENSATION. The Company's long-term incentive program consists of periodic grants of stock options, which are made at the discretion of the Compensation Committee under the Incentive Plan. Decisions made by the Compensation Committee regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, individual performance and experience, competitive forces to attract and retain senior management, and the nature and terms of grants made in prior years. Under the Incentive Plan, in addition to options, the Compensation Committee may also grant, in its discretion, stock appreciation rights and restricted stock, and may make other awards.

         CHIEF EXECUTIVE OFFICER'S COMPENSATION. The Chief Executive Officer ("CEO") of the Company heads a group of senior management officers who participate in a common set of compensation criteria linked, in part, to the performance of the Company. The compensation of the CEO is determined by the Compensation Committee based upon its assessment of the Company's financial performance and nonfinancial factors which the Compensation Committee believes have an influence upon the Company's overall performance and its ability to remain competitive. The Compensation Committee also takes into account the individual's performance and level of experience, as well as compensation paid to other executive officers of the Company and compensation paid to other CEOs of companies with which the Company competes. The Compensation Committee exercises its judgment in evaluating and weighing these various criteria, and such evaluation and weighing of criteria may vary at different times.

         SUMMARY. The Compensation Committee believes that the total compensation program for executive officers of the Company is focused on increasing value for the Company's stockholders, by attracting and retaining the best qualified people as senior management and enhancing corporate performance. Furthermore, the Compensation Committee believes that executive compensation levels of the Company are competitive with the compensation programs provided by other corporations with which the Company competes. The foregoing report has been approved by all the members of the Compensation Committee.


                                         COMPENSATION COMMITTEE

                                         James L. Easton
                                         Richard D. C. Whilden
                                         Peter V. Ueberroth

PERFORMANCE GRAPH

         The following graph compares the Company's cumulative total stockholder return since the Company's Common Stock became publicly traded on August 3, 1995, with the Nasdaq Market Index and a peer group comprised of companies in the travel and incentive programs businesses with which the Company generally competes. The peer group is comprised of the following companies: American Classic Voyages, Caribiner International, Inc., Global Vacation Group and Navigant International. The graph assumes that $100 was invested on August 3, 1995 in the Company's Common Stock, at the initial public offering price of $9.00 per share, and in each of the indexes mentioned above, and that all dividends were reinvested.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG AMBASSADORS INTERNATIONAL, INC.,
                      NASDAQ MARKET INX AND PEER GROUP INX


[PERFORMANCE GRAPH APPEARS HERE]





                                               8/3/95     12/29/95    12/31/96    12/31/97    12/31/98   12/31/99
                                               ------     --------    --------    --------    --------   --------
Ambassadors International, Inc. ......         100.00      108.33      104.22      216.67      163.89     121.56

Peer Group............................         100.00       88.78      107.15      178.36       67.59      84.04

Nasdaq Market Index...................         100.00      102.74      127.67      156.17      220.26     388.48

COMPENSATION PLANS AND ARRANGEMENTS

AMENDED AND RESTATED 1995 EQUITY PARTICIPATION PLAN

         In August 1995, the Company adopted the Incentive Plan to attract and retain directors, officers, key employees and consultants. An aggregate of 600,000 shares of the Common Stock (or their equivalent in other equity securities), subject to adjustment for stock splits, stock dividends and similar events, were authorized for issuance upon exercise of options, stock appreciation rights ("SARs"), and other awards, or as restricted or deferred stock awards under the Incentive Plan. Pursuant to a resolution adopted by the Board of Directors on February 20, 1998 and approved by the Company's stockholders at the 1998 Annual Meeting on May 15, 1998, the Incentive Plan was amended and restated to increase the number of shares available under the Incentive Plan from 600,000 shares to 900,000 shares. Pursuant to a resolution adopted by the Board of Directors on February 22, 1999 and approved by the Company's stockholders at the 1999 Annual Meeting on May 14, 1999, the Incentive Plan was further amended to increase the number of shares available under the Incentive Plan from 900,000 shares to 1,400,000 shares. No other change was made to the terms of the Incentive Plan.

         The following is a summary of the terms of the Incentive Plan.

         The Compensation Committee administers the Incentive Plan and determines to whom options, SARs, restricted stock, and other awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability, thereof, except that outside directors are automatically granted options pursuant to a formula discussed below.

         The Incentive Plan authorizes the grant or issuance of various options and other awards to employees and consultants. The terms of each option or award are set forth in separate agreements. In addition, nonemployee directors (including the directors who administer the plan) are eligible to receive non-discretionary grants of nonqualified stock options ("NQSOs") under the Incentive Plan pursuant to a formula. Pursuant to such formula, each of the Company's non-employee directors received, prior to the Company's initial public offering in August 1995, and all non-employee directors who join the Board of Directors after the Company's initial public offering receive, upon election, a grant of NQSOs to purchase 10,000 shares of the Company's Common Stock at the then fair market value per share.

         NQSOs may be granted to an employee or consultant for any term specified by the Compensation Committee and provide for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"), may be less than fair market value on the date of grant (but not less than par value), and may become exercisable (in the discretion of the Compensation Committee) in one or more installments after the grant date. NQSOs granted to non-employee directors become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of option grant, and the term of each such option is ten years without variation or acceleration under the Incentive Plan, except that any option granted to a non-employee director becomes immediately exercisable in full upon the retirement of the non-employee director in accordance with the Company's retirement policy applicable to directors.

         Incentive stock options may be granted only to employees and, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including having an exercise price equal to at least 100% of the fair market value of the Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

         SARs may be granted to employees and consultants and may be granted in connection and simultaneously with the grant of an option, with respect to a previously granted option or independent of an option. Participants may receive dividend equivalents representing the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or performance awards held by the participant.

         Performance awards may be granted by the Compensation Committee to employees and consultants and may include bonus or "phantom" stock awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period.

         Restricted stock may be sold to employees and consultants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Deferred stock may be awarded to employees and consultants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Compensation Committee. Whereas purchasers of restricted stock will have voting rights and will receive dividends prior to the time when the restrictions lapse, recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied. Stock payments may be awarded to employees and consultants and the number of shares shall be determined by the Compensation Committee and may be based upon the fair market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria.

         Payments for the shares purchased upon the exercise of options may be in cash or, at the discretion of the Compensation Committee (or the Board, in the case of NQSOs granted to non-employee directors), with shares of Common Stock owned by the optionee (or issuable upon exercise of the option) or with other lawful consideration, including services rendered.

         No restricted stock, deferred stock, option, SAR or other right to acquire Common Stock granted under the Incentive Plan may be assigned or transferred by the grantee, except by will or the laws of intestate succession, although such shares or the shares underlying such rights may be transferred if all applicable restrictions have lapsed. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder.

         The Compensation Committee has the right to accelerate, in whole or in part, from time to time, including upon a change in control of the Company, conditionally or unconditionally, the right to exercise any option or other award granted under the Incentive Plan; provided, however, such acceleration shall not be permitted with respect to NQSOs granted to non-employee directors to the extent that such discretion would be inconsistent with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Amendments to the Incentive Plan to increase the number of shares as to which options, SARs, restricted stock and other awards may be granted (except for adjustments resulting from stock splits, stock dividends and similar events) require the approval of the Company's stockholders.

         The provisions of the Incentive Plan relating to options granted to non-employee directors may not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the respective rules thereunder. In all other respects the Incentive Plan can be amended, modified, suspended or terminated by the Compensation Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Incentive Plan will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides. The Incentive Plan will terminate after the earlier of the expiration of ten years from the date the Incentive Plan was adopted by the Board or the expiration of ten years from the date the Plan was approved by the Company's stockholders.

         During the fiscal year ended December 31, 1999, options to purchase a total of 375,800 shares of Common Stock were granted under the Incentive Plan. Options to purchase 785,987 shares of Common Stock were outstanding at December 31, 1999 and options to purchase 171,965 shares of Common Stock were forfeited during the year ended December 31, 1999. The exercise prices of the outstanding options range from $5.85 to $29.25 and all options granted have a term of ten years from the date of grant and vest in equal annual installments over a four-year period.

PROFIT SHARING PLAN

         In 1993, the Company established a noncontributory profit sharing plan, the assets of which were transferred into a new 401(k) Profit-Sharing Plan (the "401(k) Plan") in 1996. Employees are eligible to participate in the 401(k) Plan upon six months of service and 21 years of age. Employees may contribute up to 15% of their salary, subject to the maximum contribution allowed by the Internal Revenue Service. The Company's matching contribution is discretionary based upon approval by management. Employees are 100% vested in their contributions and vest in Company matching contributions equally over four years. During the year ended December 31, 1999, the Company contributed approximately $72,000 to the 401(k) Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the amount of shares of the Company beneficially owned as of February 29, 2000 by the Named Executive Officers, each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's outstanding Common Stock, and all directors and executive officers as a group.


Name of Beneficial Owner                                                         Amount and Nature
------------------------                                                           of Beneficial            Percent of
                                                                                    Ownership of             Class of
                                                                                  Common Stock(1)          Common Stock
                                                                                 -----------------        --------------
Peter V. Ueberroth(2)....................................................            1,353,575                 14.2%

John A. Ueberroth(3).....................................................            1,341,585                 14.0%

Jeffrey D. Thomas(4).....................................................               68,750                    *

Margaret A. Sestero(5)...................................................               17,875                    *

James L Easton(6) .......................................................               10,000                    *

John C. Spence(7)........................................................               11,000                    *

Rafer L. Johnson(8)......................................................               10,000                    *

Richard D. C. Whilden(9).................................................               13,620                    *

All Directors and Executive Officers of the Company as a group
(8 people)...............................................................            2,826,405                 29.6%

5% Stockholders
---------------

Ashford Capital Management, Inc.(10) ....................................              584,600                  6.1%

Dimensional Fund Advisors, LLC.(11)......................................              699,200                  7.3%

Palo Alto Investors(12)..................................................              500,000                  5.2%

----------
* Less than 1%
(1) Includes shares issuable upon the exercise of options or warrants that are exercisable within 60 days of the date of this Proxy Statement. The shares underlying such options or warrants are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by such persons individually and by each group of which they are a member, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Chairman of the Board of the Company. These shares are held in a family trust of which Mr. Ueberroth is a co-trustee. Mr. Ueberroth's address is 1071 Camelback Street, Newport Beach, CA 92660.

(3) President and Chief Executive Officer of the Company. Mr. Ueberroth's address is 1071 Camelback Street, Newport Beach, CA 92660.

(4) Executive Vice President, Secretary and Chief Financial Officer of the Company. Consists of 68,750 shares of Common Stock issuable upon exercise of employee stock options. Mr. Thomas' address is 110 South Ferrall Street, Spokane, WA 99202.

(5) Treasurer of the Company. Consists of 17,875 shares of Common Stock issuable upon exercise of employee stock options. Ms. Sestero's address is 110 South Ferrall Street, Spokane, WA 99202.

(6) Director. Consists of 10,000 shares of Common Stock issuable upon exercise of director options. Mr. Easton's address is 7855 Haskell Avenue, Van Nuys, CA 91406.


(7) Director. Includes 10,000 shares of Common Stock issuable upon exercise of director options. Mr. Spence's address is 18160 Cottonwood Road, #472, Sunriver, OR 97707.

(8) Director. Consists of 10,000 shares of Common Stock issuable upon exercise of director options. Mr. Johnson's address is 6071 Bristol Parkway, #100, Culver City, CA 90230.

(9) Director. Includes 10,000 shares of Common Stock issuable upon exercise of director options. Mr. Whilden's address is 106 So. Poinsettia Avenue, Manhattan Beach, CA 90266.

(10) The address of Ashford Capital Management, Inc. is P.O. Box 4172, Wilmington, DE 19807.

(11) The address of Dimensional Fund Advisors, LLC is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(12) The address of Palo Alto Investors is 470 University Avenue, Palo Alto, CA 94301.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("Commission"). Such officers, directors, and stockholders are required by Commission regulations to furnish the Company with copies of all such reports that they file. Based solely upon the Company's review of such forms furnished to the Company during the fiscal year ended December 31, 1999, and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders have been complied with.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                           (ITEM 2 OF THE PROXY CARD)

         The Board of Directors has selected PricewaterhouseCoopers LLP ("Pricewaterhouse Coopers") as the Company's independent accountants for the year ending December 31, 2000, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers has no financial interest in the Company and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Delaware General Corporation Law does not require the ratification of the selection of independent accountants by the Company's stockholders, but in view of the importance of the financial statements to the stockholders, the Board of Directors deems it advisable that the stockholders pass upon such selection. A representative of PricewaterhouseCoopers is not expected to be present at the Annual Meeting.

         In the event the stockholders fail to ratify the selection of PricewaterhouseCoopers, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF RATIFICATION OF THE SELECTION OF THE INDEPENDENT ACCOUNTANTS.

                                 OTHER BUSINESS

         The Company does not know of any other business to be presented to the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

                              STOCKHOLDER PROPOSALS

         Any proposals of security holders which are intended to be presented at next year's annual meeting must be received by the Company at its principal executive offices on or before December 17, 2000, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available upon written request and without charge to stockholders by writing to Jeffrey D. Thomas, Chief Financial Officer, Ambassadors International, Inc., Dwight D. Eisenhower Building, 110 South Ferrall Street, Spokane, Washington 99202.

                                            By Order of the Board of Directors


                                            /s/ Jeffrey D. Thomas
                                            ----------------------
                                            Jeffrey D. Thomas
                                            SECRETARY

Spokane, Washington
April 12, 2000


PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                     PROXY

                        AMBASSADORS INTERNATIONAL, INC.
                             110 So. Ferrall Street
                               Spokane, WA 99202

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter V. Ueberroth and John A. Ueberroth as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of the Common Stock of Ambassadors International, Inc. (the "Company") held of record by the undersigned as of the close of business on April 6, 2000, at the Annual Meeting of Stockholders to be held on May 12, 2000 and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

--------------------------------------------------------------------------------
                             ^FOLD AND DETACH HERE^

[X]  Please mark your votes as
     indicated in this example.

Election of Class II Directors:                                        WITHHOLD
James L. Easton and John A. Ueberroth                       FOR ALL     FOR ALL
                                                              [_]         [_]

[_] Withhold authority to vote for any individual nominee, write the nominee's name on the line provided below:

--------------------------------------------------------


2. Ratification of the selection of              FOR      AGAINST      ABSTAIN
   PricewaterhouseCoopers LLP as the             [_]        [_]          [_]
   Company's independent auditors.

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

All other proxies heretofore given by the undersigned to vote shares of the Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders or any adjournment or postponement thereof, are hereby expressly revoked.

Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should appear above. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in full partnership name by an authorized person.


Signature(s)__________________________________________Dated:_______________2000


                             ^FOLD AND DETACH HERE^